NEXTIER OILFIELD SOLUTIONS INC.
EQUITY AND INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of [●] (the “Grant Date”), by and between NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms not otherwise defined herein or in Appendix A shall have the meanings provided in the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (as it may be amended from time to time, the “Plan”).
W I T N E S S E T H:

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company desires to grant Restricted Stock Units to the Participant pursuant to the terms of the Plan and the terms set forth herein (the “Equity Grant”); and

Participant acknowledges that the Equity Grant is provided to advance the goodwill of the Company as of the Grant Date and that this Agreement is valid and enforceable against Participant regardless of whether the equity vests. Participant further acknowledges that the restrictive covenants contained herein are reasonable and necessary to protect the goodwill and interests of the Company and the Company’s interests in providing the Equity Grant and Confidential Information to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Grant. Subject to the conditions set forth in the Plan and this Agreement, the Company grants to the Participant [●] Restricted Stock Units.

2.Vesting.

a.The Participant shall become vested in the Restricted Stock Units, in installments, on the dates indicated in the following table:

Vesting Date	Percentage of Vested Restricted Stock Units
[●]	34%
[●]	33%
[●]	33%

b.In the event of the Participant’s Termination (x) by the Company without Cause (other than as a result of death or disability) or (y) by the Participant for Good Reason: (i) if such Termination occurs within the twelve (12) month period following a Change in Control (a “CIC Period”), then upon the date of such Termination the Participant shall become one hundred percent (100%) vested in the Restricted Stock Units, and (ii) if such termination occurs other than within a CIC Period, then upon the date of such Termination the Participant shall become vested in the portion of the Restricted Stock Units that would have become vested had the Participant remained employed for a period of twelve (12) month following the date of Termination.

c.In the event of the Participant’s Termination (i) due to the Participant's death or (ii) by the Company due to the Participant's Disability, the Participant shall become vested in the portion of the Restricted Stock Units that would have become vested had the Participant remained employed for a period of twelve (12) month following the date of Termination.

d.Except as otherwise provided in this Agreement, upon the Participant’s Termination for any reason, the portion of the Restricted Stock Units in which the Participant has not become vested shall be cancelled, and forfeited by the Participant, without consideration.

e.Notwithstanding any provision of this Agreement to the contrary, upon the Participant’s Termination by the Company for Cause, the Restricted Stock Units, including any portion in which the Participant had previously become vested, shall be cancelled, and forfeited by the Participant, without consideration.

3.Award Settlement

The Company shall deliver to the Participant (or, in the event of the Participant’s prior death, the Participant’s beneficiary), one (1) share of Common Stock for each Restricted Stock Unit in which the Participant becomes vested in accordance with this Agreement; provided that, notwithstanding anything to the contrary in this Agreement, the Company reserves the right, at its sole discretion, to settle any vested Restricted Stock Unit by cash payment in lieu of shares of Common Stock. If the Company elects to settle any Restricted Stock Unit in cash, the amount of cash to be paid by the Company in settlement shall be determined by (i) multiplying (a) the number of vested Restricted Stock Units to be settled in cash by (b) the Fair Market Value of one share of Common Stock as of the applicable Vesting Date, (ii) less any tax withholding as provided in Section 7 herein and in the Plan. For example, if 10 Restricted Stock Units vest, the Company can elect to settle the 10 Restricted Stock Units in Common Stock or in cash or in a combination of cash and Common Stock. Delivery of any Common Stock shall be made as soon as reasonably practicable following the date the Participant becomes vested in the Restricted Stock Unit, but in no event later than the fifteenth (15th) day of the third month following the end of the calendar year in which the Participant became vested in such Restricted Stock Unit.

4.Stockholder Rights.

a.The Participant shall have no rights, as a stockholder with respect to shares of Common Stock underlying a Restricted Stock Unit until the Restricted Stock Unit has vested and a share of Common Stock has been issued in settlement thereof and, if applicable, the Participant has satisfied any other conditions imposed by the Committee.

b.Each Restricted Stock Unit subject to this Award is hereby granted in tandem with a corresponding Dividend Equivalent Right (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the Restricted Stock Unit to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the Share underlying the Restricted Stock Unit to which such DER relates. The Company shall establish, with respect to each Restricted Stock Unit, a separate DER bookkeeping account for such Restricted Stock Unit (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such Restricted Stock Unit remains outstanding with respect to the Share underlying the Restricted Stock Unit to which such DER relates. Upon the vesting of a Restricted Stock Unit, the DER (and the DER Account) with respect to such vested Restricted Stock Unit shall also become vested. Similarly, upon the forfeiture of a Restricted Stock Unit, the DER (and the DER Account) with respect to such forfeited Restricted Stock Unit shall also be forfeited. DERs shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the applicable Restricted Stock Unit is settled in accordance with Section 4(a) or the forfeiture of the Restricted Stock Unit underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within 60 days, after the date that such DER vests. The Participant shall not be entitled to receive any interest with respect to the payment of DERs

5.Transferability. Except as permitted by the Committee, in its sole discretion, the Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until the Restricted Stock Units have been settled and the shares of Common Stock underlying the Restricted Stock Units have been issued, and all restrictions applicable to such shares have lapsed, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6.Covenants Against Competition, Non-Solicitation and Use of Intellectual Property.

a.Non-Competition Covenant. Participant agrees that he/she will not, during his/her employment or work with the Company and during the Restricted Period in the Restricted Territory (each as defined below), directly or indirectly, (i) provide services that are the same or substantially similar to the services and/or duties Participant performed for the Company for any individual, entity or company in a Competitive Business (as defined below); (ii) perform duties in a position that would allow the Participant to use Company Confidential Information (as defined below) that Participant obtained during employment and/or work with the Company for any company, individual or entity that is engaged in (or has committed plans to engage in) a Competitive Business; or (iii) hold any direct or beneficial material economic interest in any entity that directly or indirectly engages in or proposes to engage in any Competitive Business. Notwithstanding the foregoing, nothing in this Agreement shall prevent Participant from (a) owning, for passive investment purposes not intended to circumvent this Agreement, one percent (1%) or less of the publicly traded common equity securities of any company engaged in a Competitive Business, or (b) if Participant is a licensed attorney, engaging in the practice of law to the extent such services do not violate Participant’s other obligations hereunder or Participant’s professional responsibilities to the Company.

A “Competitive Business” is defined as well completion services and products that the Company was engaged in during Participant’s employment or engagement with the Company or had initiated substantial plans to engage in during Participant’s employment or engagement with the Company (including, but not limited to, horizontal and vertical fracturing, wireline perforation and logging and engineered solutions and cementing).

The “Restricted Period” is the period commencing on the Grant Date and extending for a period of one (1) year following the date Participant ceases work or employment with the Company (regardless of the reason for termination), or such longer restricted period imposed under an individualized employment or similar agreement between Participant and the Company or as extended per the terms herein. The “Restricted Territory” is any geographic area or basin where the Participant performed services for the Company or had responsibilities related to services for the Company during his/her employment.

b.Covenant against Solicitation. Participant agrees that during the Restricted Period, Participant shall not, directly or indirectly (or directly or indirectly assist any individual or entity to): (i) solicit, divert with the intention to take away, or attempt to divert with the intention to take away, the business or patronage of, or business opportunity with, any individual or entity who or which either is, or during the twelve (12) months immediately prior to the date of Participant’s termination of services or employment with the Company was, a customer or supplier of the Company with whom Participant worked with or acquired confidential information about during employment with the Company; (ii) perform services for, solicit services or business from or contact for business purposes any client or potential client with whom the Participant worked with or acquired confidential information about during his/her employment; (iii) interfere with, disrupt, or attempt to interfere with or disrupt, or encourage or assist others to disrupt or interfere with, the relationship, contractual or otherwise, between the Company and any of its customers, suppliers, lessors, consultants, independent contractors, agents, employees or any other person or entity with whom Participant worked with or acquired confidential information about during employment with the Company; or (iv) solicit, communicate regarding job placement or hiring, or contact with a view toward engagement or hiring any person that is, or was during the twelve (12) months immediately prior to the date of Participant’s termination of employment or services with the Company, any employee or contractor of the Company with whom Participant worked with, managed or who performed services with in the same division(s) as Participant.
Notwithstanding the foregoing, to the extent a Participant who is a resident in Oklahoma is no longer employed by the Company, the restrictions of Section 6(a) and Section 6(b)(i), (ii) and

(iii) shall not apply in the State of Oklahoma. Instead, the restrictions on the Participant’s conduct within the Restricted Territory located in the State of Oklahoma is revised to prohibit the Oklahoma resident’s activities as follows: the Participant will not directly solicit the sale of goods, services or a combination of goods and services from established customers of the Company.

c.Non-Disclosure of Confidential Information. Participant acknowledges that Participant has received and will receive Confidential Information after the signing of this Agreement regarding the Company and its business. “Confidential Information” includes, without limitation, (i) information relating to the finances, business plans, cost models and marketing or growth strategies of the Company; (ii) identities and specifications of the Company; (iii) specifications regarding customers, prospective customers, suppliers, subcontractors, and employees of the Company; (iv) pricing of services and its profit margins; (v) processes, technologies, and technological and other developments; (vi) methods and specialized equipment; and, (vii) any other business or technical information or trade secret of the Company that is proprietary and confidential and represents a valuable, special and unique asset of the Company. Participant agrees not to disclose Confidential Information, either during or after employment, for any purpose other than in the best interests of the Company. Participant acknowledges and reaffirms that Participant is subject to the provisions relating to confidential information set forth in the Company’s Participant Handbook and other Company policies. Participant retains rights under the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a)(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to limit any rights under DTSA.

d.Assignment of Inventions and Intellectual Property

1.Participant acknowledges that: (a) because Participant possesses substantial technical expertise and skill with respect to the Company, the Company desires and needs to obtain exclusive ownership of each (A) invention, whether or not patentable (“Invention”) and any interest and rights therein, created, conceived, or developed by Participant, either solely or in conjunction with others, within the scope of Participant’s employment or services with the Company (whether prior to or after the Effective Date), that relates in any way to, or is useful in any manner to, the Company’s business and (B) any Invention created, conceived or developed by Participant, either solely or in conjunction with others, that is based upon or uses the Company’s confidential information (collectively, “Company Inventions”); (b) the Company shall be at a substantial competitive disadvantage if the Company fails to acquire exclusive ownership of each Company Invention; and (c) the provisions of this Section 6 are reasonable and necessary to provide the Company with exclusive ownership of all of its Company Inventions.

2.Participant hereby irrevocably assigns and promises to convey to the Company: (a) each Invention and warrants each shall belong exclusively to the Company from conception; (b) all Company Inventions that are writings, specially commissioned works, and other works of authorship or copyright are works made for hire and are the exclusive property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto; and (c) with respect to any such Inventions that are not works made for hire or owned by the Company as a matter of law, Participant hereby irrevocably assigns to the Company all of Participant’s right, title, and interest, including all copyright, patent, and other intellectual property rights, to or in such Company Inventions.

3.At all times following the Effective Date, Participant agrees to assist, and execute all documents and do all things necessary to vest the Company or its designee with full title in any Company Invention and to obtain any and all intellectual property rights in any Company Inventions, including patent, trademark and copyright protection.

e.Reasonableness of Restrictions. Participant acknowledges that the restrictions contained in this Section 6 are reasonable and necessary to protect the legitimate business interests and goodwill of the Company and that any breach or threatened breach by Participant of any provision contained in this Section 6 shall result in immediate irreparable injury to the Company for which a remedy at law would be inadequate. Participant further acknowledges that the restrictions contained in this Section 6 shall not prevent Participant from earning a livelihood during the applicable period of restriction. Accordingly, Participant acknowledges that, in addition to any other remedies available to the Company in the event of any breach or threatened breach by Participant of any provision of this Section 6, the Company shall be entitled to a temporary, preliminary and permanent injunctive or other equitable relief in a court of competent jurisdiction (without being obligated to post a bond or other collateral) and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such violation. Participant further acknowledges that in the event of breach of the restrictions in Sections 6(a) and 6(b) or if the Company is required to file a lawsuit to enforce this Agreement, the Restricted Period in Sections 6(a) and 6(b) will be extended for greater of (i) the period of time from the date of termination of employment to the date of the filing of the lawsuit; or, (ii) the period of time from the date of termination of employment to the date of the last violation of the obligations under this Agreement, regardless of whether the covenants are reformed.

f.Representations and Warranties with Regard to Restrictive Covenants

1.Participant represents and warrants that Participant has read and given careful consideration to all of the terms and provisions of this Agreement and acknowledges that (a) the terms and provision of this Agreement, including the location and period of time for which restrictions herein apply, are reasonable and necessary for the reasonable and proper protection of the Confidential Information, goodwill and other legitimate business interests of the Company, and (b) any material breach or violation of the terms of this Agreement would constitute an act of unfair competition with the Company.
2. Participant acknowledges that: (a) the Equity Grant will be made in reliance on Participant’s representations to abide by and be bound by the terms and provisions of this Agreement, and without Participant’s representations, the Equity Grant would not have been made to Participant; and (b) the covenants in this Agreement are independent covenants and the existence of any claim by Participant against the Company arising out of Participant’s employment, the termination of Participant’s employment or otherwise shall not excuse any breach by Participant of any covenant in this Agreement.

7.Taxes. The Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. In accordance with the terms of the Plan, the Participant may elect to satisfy any applicable tax withholding obligations arising from the vesting or settlement of the Restricted Stock Units by having the Company withhold a portion of the shares of Common Stock (or, if the settlement is in cash, a portion of the cash) to be delivered to the Participant upon settlement of the Restricted Stock Units or by delivering to the Company vested shares of Common Stock owned by the Participant, that in either case have a Fair Market Value equal to the sums required to be withheld; provided that, the number of shares of

Common Stock which may be withheld in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities hereunder shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

8.Incorporation by Reference. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof. The Participant accepts this Award subject to all of the terms and conditions of the Plan. In the event of a conflict or inconsistency between the terms of the Plan and the terms of this Agreement, the Plan shall govern and control. Further, the terms and provisions of the Participant’s employment agreement, if any, are incorporated herein by reference. In the event of a conflict or inconsistency between the terms of the Participant’s employment agreement and this Agreement, the Participant’s employment agreement shall govern and control.

9.Securities Laws and Representations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the foregoing, the Restricted Stock Units are being granted to the Participant, upon settlement of the Restricted Stock Units any shares of Common Stock shall be issued to the Participant, and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

a.The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in herein;
b.Any shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such shares of Common Stock or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such shares of Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of such shares of Common Stock (or to file a “re-offer prospectus”); and
c.The exemption from registration under Rule 144 shall not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and that any sale of shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units may be made only in limited amounts in accordance with, such terms and conditions.

10.Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

11.Entire Agreement. This Agreement together with the Plan, as either of the foregoing may be amended or supplemented in accordance with their terms, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersedes all prior communications, representations and negotiations in respect thereto, except restrictive covenants contained in other agreements containing separate consideration, which shall survive and continue in accordance with their terms.

12.Successors and Assigns. The terms of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. The rights and obligations of Participant under this Agreement, being personal, may not be assigned or delegated without the prior written consent of the Company. The Company may assign its rights and obligations to another entity which shall succeed to all or substantially all of the assets and business of the Company.

13.Amendments and Waivers. Subject to the provisions of the Plan, the provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the parties hereto. The rights and remedies of the Company are cumulative and not alternative. Neither the failure nor any delay by the Company in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

14.Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Without limiting the generality of the foregoing, if any provision of this Agreement shall be found to be illegal, invalid or otherwise unenforceable, the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form such provision shall then be enforceable.

15.Signature in Counterparts. This Agreement may be signed in counterparts, each which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Participant agrees to accept all documents and notices via electronic delivery via email, internet or other means and in lieu of paper documents. Participant further agrees to participate in electronic exchange of signatures via click through, electronic signatures or other means. IN CONSIDERATION FOR, AND AS A CONDITION TO, THIS AWARD, THE PARTICIPANT SHALL EXECUTE AND DELIVER THIS AGREEMENT TO THE COMPANY ON OR BEFORE THE EARLIER OF (I) THE SIXTYTH (60) DAY FOLLOWING THE GRANT DATE AND (II) THE DAY BEFORE THE FIRST VESTING DATE. THIS AWARD SHALL BE NULL AND VOID AB INITIO IN THE EVENT THAT THE PARTICIPANT DOES NOT TIMELY EXECUTE THIS AGREEMENT.

16.Notices. Any notice required to be given or delivered to the Company under the terms of the Plan or this Agreement shall be in writing and addressed to the General Counsel and the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address (including email address) listed in the Company’s personnel files or to such other address as the Participant may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery, three days after deposit in the United States mail by certified or registered mail (return receipt requested), one business day after deposit with any return receipt express courier (prepaid), or one business day after transmission by facsimile or email.

17.Governing Law. Any and all actions or controversies arising out of Section 6 of this Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to the conflict of law principles thereof. The remainder of the Agreement, including all provisions related to the Equity Grant, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

18.Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to the Plan, this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of Texas or any state court located in Harris County, State of Texas, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise), to the fullest extent of the law, any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.

19.Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES HERETO AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

20.No Employment Rights. The Participant understands and agrees that this Agreement does not impact in any way the right of the Company or its Subsidiaries to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without cause, nor confer upon any right to continue in the employ of the Company or any of its Subsidiaries.

21.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

22.Claw-Back Policy. The Restricted Stock Units shall be subject to any claw-back policy implemented by the Company.

23.Waiver of Class Actions in Employment Disputes. Participant agrees to waive all rights to file, participate or proceed in class or collective actions (including a Fair Labor Standards Act (“FLSA”) collective action) in any civil court or arbitration proceeding, including but not limited to receiving or requesting notice from a pending collective action, to the extent permitted by law. Therefore, Participant agrees that he/she cannot file or opt-in to a collective action during employment, unless agreed upon by Participant and the Company in writing. In no way does this provision serve to preclude Participant from bringing an unfair labor practices claim against the Company pursuant to the National Labor Relations Act.

PARTICIPANT UNDERSTANDS THAT THIS AGREEMENT RESTRICTS HIS/HER RIGHT TO SUE THE COMPANY, LIMITS PARTICIPANT’S RIGHTS TO PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTIONS, AND APPLIES TO ANY EMPLOYMENT DISPUTE(S) INCLUDING THOSE THAT OCCURRED BEFORE THE DATE SET FORTH ABOVE.

PARTICIPANT HAS SIGNED THIS AGREEMENT ON THE DATE SET FORTH ABOVE. BY SIGNING BELOW, PARTICIPANT REPRESENTS AND WARRANTS THAT PARTICIPANT HAS READ AND GIVEN CAREFUL CONSIDERATION TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND ACKNOWLEDGES AND ACCEPTS THE TERMS AND OBLIGATIONS THAT THIS AGREEMENT IMPOSES UPON PARTICIPANT WITHOUT RESERVATION.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.

NEXTIER OILFIELD SOLUTIONS INC.
By: ___________________
Name: Robert W. Drummond
Title: President & Chief Executive Officer

PARTICIPANT:
By: ___________________
Name: ____________________

Appendix A

Definitions

For purposes of this Agreement, the following definitions shall apply.

“Cause” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall mean (a) the Participant’s indictment for, conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime involving dishonesty, moral turpitude or theft; (b) the Participant’s conduct in connection with the Participant’s duties or responsibilities with the Company that is fraudulent, unlawful or grossly negligent; (c) the Participant’s willful misconduct; (d) the Participant’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board or the person to whom the Participant reports; (e) the Participant’s material breach of the Participant’s obligations under the Plan, this Agreement or any other agreement between the Participant and the Company and its Subsidiaries; (f) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its Subsidiaries or Affiliates; or (g) the Participant’s failure to comply with a material policy of the Company, its Subsidiaries or Affiliates.

“Change in Control” shall mean the occurrence of any of the following events after the Date of Grant:

A. any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Permitted Holder, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

B. a change in the composition of the Board such that the “Continuing Directors” cease for any reason, other than due to ordinary course retirement, death, disability, term limit or any director refreshment or similar policy, to constitute at least seventy percent (70%) of the Board. The “Continuing Directors” shall mean those members of the Board who either: (x) were directors on the Date of Grant; or (y) were subsequently elected by, or on the nomination or recommendation of, at least a three-quarters (3/4) majority (consisting of at least four (4) directors) of the Board who were or become Continuing Directors;

C. the consummation of a merger, reorganization or consolidation of the Company with any corporation, including without limitation, a reverse or forward triangular merger, where the Company’s shareholders immediately prior to such transaction own less than a majority of the voting securities of the surviving or resulting corporation or entity after the transaction;

D. the consummation of a transaction that implements in whole or in part a resolution of the Company’s shareholders authorizing a complete liquidation or dissolution of the Company; or

E. the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company, other than to a Permitted Holder or Permitted Holders;
provided, however, if a Change in Control constitutes a payment event with respect to any deferred compensation that is subject to Section 409A, a transaction or event described in paragraph (A), (B), (C), (D) or (E) shall constitute a Change in Control only if such transaction or event constitutes a “change in control event” as defined in Treasury Regulation Section l .409A-3(i)(5).

“Disability” means (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “disability” (or words with similar meaning), Disability shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “disability” (or words with similar meaning), “disability” means a determination by the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of the Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any one (1) year period.

“DRO” shall mean any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law), as such term is further described and used in the Plan.

“Good Reason” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall mean the occurrence of any of the following, without the Participant’s consent: (a) a material diminution of the Participant’s title, duties or authority, or (b) a material reduction in the Participant’s base salary. Any event shall cease to constitute Good Reason unless within ninety (90) days after the Participant’s knowledge of the occurrence of such event that constitutes Good Reason the Participant has provided the Company with at least thirty (30) days’ written notice setting forth in reasonable specificity the events or facts that constitute Good Reason. If the Company timely cures the event giving rise to Good Reason for the Participant’s resignation, the notice of termination shall become null and void.

“Permitted Holder” shall mean (i) any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or any of its affiliates, (ii) any subsidiary of the Company that is at least 80% owned by the Company and (iii) any corporation, partnership, limited liability company or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.